Exhibit (j)

POWER OF ATTORNEY

Each of the undersigned officers and trustees of the DIREXION SHARES ETF TRUST, a Delaware statutory trust (the “Trust), hereby nominates, constitutes and appoints Angela Brickl as his true and lawful attorney-in-fact and agent, for him and on his behalf and in his name, place and stead in any and all capacities, to make, execute and sign the Trust’s registration statement on Form N-1A (“Registration Statement”) under the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, and any and all amendments to such Registration Statement and to file with the Securities and Exchange Commission, and any other regulatory authority having jurisdiction over the offer and sale of shares of the beneficial interest of the Trust, any such Registration Statement or amendment, and any and all supplements thereto or to any prospectus or statement of additional information forming a part thereof, and any and all exhibits and other documents requisite in connection therewith, granting unto said attorney full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises as fully to all intents and purposes as the Trust and the undersigned officers and trustees itself/themselves might or could do.

IN WITNESS WHEREOF, DIREXION SHARES ETF TRUST has caused this power of attorney to be executed in its name by its Chairman of the Board, Chief Executive Officer and Chief Investment Officer, and attested by its Assistant Secretary, and the undersigned officers and trustees have hereunto set their hands and seals at Garden City, New York this 14th day of August, 2013.

DIREXION SHARES ETF TRUST

By:	/s/ Daniel O’Neill
Name:	Daniel D. O’Neill
Title:	Chairman of the Board, Chief Executive Officer and Chief Investment Officer

Signature	Title
/s/ Gerald E. Shanley III
Gerald E. Shanley III	Trustee

/s/ John Weisser
John Weisser	Trustee

/s/ Eric W. Falkeis
Eric Falkeis	President

Patrick J. Rudnick
Patrick J. Rudnick	Principal Financial Officer and Assistant Secretary

Resolution of the Board of Trustees of the Direxion Shares ETF Trust (the “Trust”)

RESOLVED, that the officers and trustees of the Trust, hereby nominates, constitutes and appoints Angela Brickl his true and lawful attorney in fact and agent, for him and on his behalf and in his name, place and stead in any and all capacities, to make, execute and sign the Trust’s registration statement on Form N-1A (each, a “Registration Statement”) under the Securities Act of 1933, and the Investment Company Act of 1940, and any and all amendments to such Registration Statement of the Trust, and to file with the Securities and Exchange Commission, and any other regulatory authority having jurisdiction over the offer and sale of the shares of beneficial interest of the Trust, any such Registration Statement or amendments, and any and all supplements thereto or to any prospectus or statement of additional information forming a part thereof, and any and all exhibits and other documents requisite in connection therewith, granting unto said attorney full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises as fully to all intents and purposes as the Trust and the officers and trustees itself/themselves might or could do.

/s/ Angela Brickl
Angela Brickl
Chief Compliance Officer and Secretary of the Trust

Dated: August 14, 2013

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